EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth L. Johnson, Chief Financial Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: November 14, 2007

By: /s/ KENNETH L. JOHNSON
Name: Kenneth L. Johnson
Title: Chief Financial Officer